                                                                    EXHIBIT 10.1


                                                                     [Execution]


                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT


         AMENDMENT, dated as of September ___, 2002, by and among ICO Worldwide, Inc., a Texas corporation ("Worldwide"), Wedco, Inc., a New Jersey corporation ("Wedco"), and Bayshore Industrial Inc., a Texas corporation ("Bayshore", and together with Worldwide and Wedco, each individually a "Borrower" and collectively, "Borrowers"), ICO, Inc., a Texas corporation ("Parent"), ICO Polymers, Inc., a Delaware corporation ("Polymers"), Wedco Technology, Inc., a New Jersey corporation ("Wedco Tech"), Wedco Petrochemical, Inc., a Delaware corporation ("Wedco Petro") and ICO Technology, Inc., a Delaware corporation ("ICO Tech", and together with Parent, Polymers, Wedco Tech and Wedco Petro each individually a "Guarantor" and collectively, "Guarantors"), and ICO P&O, Inc., a Delaware corporation ("P&O"), and ICO Global Services, Inc., a Delaware corporation ("Global"), and Congress Financial Corporation (Southwest), a Texas corporation ("Lender").

                                   WITNESSETH:

         WHEREAS, Lender and Borrowers have entered into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of April 9, 2002, among Lender, Borrowers, Guarantors, P&O and Global (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the "Financing Agreements").

         WHEREAS, Parent, Global, Worldwide, ICO Worldwide Tubular Services Pte Ltd, a corporation organized under the laws of Singapore ("Tubular"), The Innovation Company, S.A. de C.V., a corporation organized under the laws of Mexico ("Innovation", together with Parent, Global, Worldwide and Tubular, "Sellers" and each individually, a "Seller") and Varco International, Inc., a Delaware corporation ("Varco"), Varco, L.P., a Delaware limited partnership ("US Buyer"), Varco Coating Ltd., a corporation organized under the laws of Canada ("Canadian Buyer" and together with Varco and US Buyer, collectively "Buyers" and each individually, a "Buyer") have agreed that Buyers will purchase the Oilfield Assets (as hereinafter defined) under the terms and conditions of the Oilfield Sale Agreements (as hereinafter defined); and

         WHEREAS, Worldwide will be converted to a Texas limited partnership named ICO Worldwide LP ("Worldwide LP") and Worldwide LP will assume all of the obligations and liabilities of Worldwide; and

         WHEREAS, Borrowers and Guarantors have requested that Lender consent to the sale of the Oilfield Assets to Buyer and consent to the conversion and assumption by Worldwide LP as aforesaid and agree to certain amendments to the Loan Agreement in connection therewith; and

         WHEREAS, Lender is willing to provide such consents and agree to such amendments, subject to the terms and conditions herein; and

         WHEREAS, by this Amendment No. 1, Lender, Borrowers and Guarantors desire and intend to evidence such consents and amendments.

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

          1.  Definitions.

              a.  Amendments to Definitions.

                  i. Sections 1.4(a), (b), and (c) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

                                                                          Applicable      Applicable
                                                                          Prime Rate    Eurodollar Rate
          Excess Availability                    Leverage Ratio             Margin          Margin
-------------------------------------    -----------------------------    ----------    ---------------
(a)         Greater than or equal to     2.00 to 1.00 or less                 1/4%          2 1/4%
            $10,000,000

(b)         Greater than or equal to     Greater than 2.00 to 1.00 but        1/2%          2 1/2%
            $5,000,000 and less than     equal to or less than 3.00 to
            $9,999,999                   1.00

(c)         Less than $4,999,999         Greater than 3.00 to 1.00            3/4%          2 3/4%

              ii. Section 1.51 of the Loan Agreement is hereby amended by deleting the reference to "$10,000,000" contained therein and replacing it with the following: "$6,000,000".

              iii. All references to the term "Maximum Credit" in the Loan Agreement and any of the other Financing Agreements and each such reference is hereby amended to mean $15,000,000.

              b. Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition to and not in limitation of, the following definitions:

              i. "Amendment No. 1" shall mean this Amendment No. 1 to Loan and Security Agreement by and among Lender, Borrowers, Guarantors, P&O and Global, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

              ii. "ICO Canada Shares" shall mean the outstanding shares of capital stock of ICO Shearer Inc., a corporation organized under the laws of Canada.

              iii. "Interest Coverage Ratio" shall mean, at the end of any fiscal quarter, the ratio computed for the period consisting of such fiscal quarter of (A) EBITDA for such fiscal quarter (excluding non-cash charges for fixed asset and goodwill write downs) to (B) the sum of the Interest Expense for such fiscal quarter plus preferred dividends paid during such fiscal quarter.

              iv. "Oilfield Assets" shall mean, collectively, (A) all of the assets and properties of Sellers relating to the oilfield services business of Sellers and acquired by US Buyer pursuant to the Oilfield Sale Agreements described on Exhibit A hereto and (B) the ICO Canada Shares.

              v. "Oilfield Asset Sale Proceeds" shall mean all of the proceeds payable to Buyers from Sellers under the Oilfield Sale Agreements.

              vi. "Oilfield Sale Agreements" shall mean, collectively, the Purchase Agreement, dated as of July 2, 2002, by and among Buyers and Sellers and all related agreements, documents and instruments, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

              vii. "Oilfield Sale Closing Date" shall mean the date of the closing of the sale of the Oilfield Assets by Sellers to Buyers pursuant to the Oilfield Sale Agreements.

              viii. "P&O Account" shall mean account no. 020011181000 in the name of P&O maintained at Wells Fargo Bank Texas, N.A., 1000 Louisiana, Suite 630, Houston, Texas 77002.

              ix. "P&O Permitted Investments" shall mean any of the following:
(1) an investment by P&O (by loan, capital contribution, dividend or otherwise) in any person or any purchase of the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or the formation or acquisition of any Subsidiary, to the same extent and subject to the same terms and conditions as a Borrower may make such investments or such purchases or form or acquire any Subsidiary, with such terms and conditions applicable to P&O in all respects instead, as set forth in Sections 9.10(a), 9.10(b), 9.10(c) and 9.10(d) of the Loan Agreement, except that in no event shall the amount of the Oilfield Asset Sale Proceeds used in any one such transaction exceed $5,000,000 or for all of such transactions in the aggregate exceed $20,000,000, except as Lender may otherwise agree; (2) any investment in cash and Cash Equivalents maintained in the P&O Account; (3) the repurchase of Senior Notes in accordance with the terms of Section 9.9(c)(vi) of the Loan Agreement with the Oilfield Asset Sale Proceeds; (4) payments by P&O for the working capital of Borrowers or Guarantors, including the payment of federal and state income taxes, in the ordinary course of the business of Borrowers or Guarantors as conducted on the date hereof (but after giving effect to the sale of the Oilfield Assets) and (5) such other investments as may be acceptable to Lender.

          c. Interpretation. For purposes of this Amendment No. 1, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

      2. Consent to Asset Sale and Conversion of Worldwide. Subject to the terms and conditions contained herein, Lender hereby consents to:

          a. the sale by Sellers to Buyers of the Oilfield Assets pursuant to the terms of the Oilfield Sale Agreements as in effect on the date hereof, provided, that the cash proceeds received by Sellers in respect thereof (net of expenses in connection with such sale) shall be not less than $117,000,000; and

          b. the conversion of Worldwide from a Texas corporation to Worldwide LP pursuant to Article 5.17 of the Texas Business Corporation Act (the "Conversion") with Worldwide OP, L.L.C., a Delaware limited liability company (the sole member of which is Global), as its General Partner and Worldwide LP, L.L.C., a Delaware limited liability company (the sole member of which is Global), as its limited partner, such conversion to be effective on or prior to the Oilfield Sale Closing Date.

      3.  Assumption and Adoption.

          a. Effective upon the Conversion, Worldwide LP hereby ratifies, assumes, adopts and agrees to be bound by the Financing Agreements to which Worldwide is party. Worldwide LP hereby assumes the payment, discharge, satisfaction and performance of all Obligations of Worldwide to Lender, and Worldwide LP hereby acknowledges, confirms and agrees that, contemporaneously with the Conversion, Lender's security interests in and the liens upon the assets and properties to which Worldwide LP shall succeed pursuant to the Conversion, and such security interests and liens and their perfection and priority, shall continue in all respects in full force and effect. Worldwide LP ratifies, restates, affirms and confirms all of the terms and conditions of the Financing Agreements to which Worldwide is a party, as amended pursuant hereto, and Worldwide LP agrees to be fully bound by the terms of the Financing Agreements to which Worldwide is a party as if it were the original signatory thereto.

          b. Without limiting the generality of the foregoing, the Conversion shall in no way limit, impair or adversely affect the Obligations of Worldwide LP or any other Borrower or Guarantor to Lender, howsoever arising, or any security interests or liens with respect to the assets of Worldwide LP acquired pursuant to the Conversion or any security interests or liens with respect to the assets of any other Borrower or Guarantor in favor of Lender.

      4. Release Documents. Upon the satisfaction of each of the conditions set forth in Section 17 and solely to the extent such items to be released constitute Oilfield Assets sold by Sellers to Buyers pursuant to the Oilfield Sale Agreements as in effect on the date hereof, Lender shall, at Borrower's expense, (a) arrange for the delivery of Uniform Commercial Code partial releases in respect of the Oilfield Assets covered by the UCC financing statements previously filed by

Lender, as secured party, against Worldwide, as debtor, in the appropriate jurisdiction, (b) execute and deliver a partial release, in form and substance satisfactory to Lender, with respect to the security interest of Lender in (i) the trademarks pursuant to the Trademark Collateral Assignment and Security Agreement, dated as of April 9, 2002, by Worldwide in favor of Lender and (ii) the patents pursuant to the Patent Collateral Assignment and Security Agreement, dated as of April 9, 2002, by Worldwide in favor of Lender for filing with the US Patent and Trademark Office and (c) execute and deliver a release of the Mortgage.

      5. Loans. Section 2.l(c)(iii) of the Loan Agreement is hereby amended by deleting the reference to "$10,000,000" contained therein and replacing it with the following: "$6,000,000".

      6. Unused Line Fee. Sections 3.2(c)(i), (ii) and (iii) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

                                                                            Unused Line Fee
         Excess Availability                       Leverage Ratio              Percentage
---------------------------------   -----------------------------------     ---------------
(i)      Greater than or equal to   2.00 to 1.00 or less                          3/8%
         $10,000,000

(ii)     Greater than or equal to   Greater than 2.00 to 1.00 but equal           3/8%
         $5,000,000 and less than   to or less than 3.00 to 1.00
         $9,999,999

(iii)    Less than $4,999,999       Greater than 3.00 to 1.00                     1/2%

      7. Additional Conditions Precedent. In addition to, and not in limitation of, the conditions precedent to Lender making any Loans and/or providing any Letter of Credit Accommodations to Borrowers set forth in Section 4.2 of the Loan Agreement, each of the following is an additional condition precedent to Lender making the Loans and/or providing the Letter of Credit Accommodations:

          a. the amount of the value of the assets held in the P&O Account shall be less than $1,000,000; and

          b. P&O shall not have used any of the proceeds from the sale of the Oilfield Assets held in the P&O Account other than to make a P&O Permitted Investment.

       8. Collection of Accounts. Section 6.3(b)(i) of the Loan Agreement is hereby amended by deleting the reference to "$15,000,000" contained therein and replacing it with the following: "$5,000,000".

       9. Excess Availability for Collateral Reporting, Etc. Sections 7.1, 9.9, 9.10 and 9.11 of the Loan Agreement are hereby amended by deleting each reference to "$7,500,000" contained therein and replacing each of them with the following: "$3,000,000".

       10. Indebtedness. Section 9.9(b) of the Loan Agreement is hereby amended by deleting the reference to "$5,000,000" contained therein and replacing it with the following: "$7,500,000".

       11. Dividends and Redemptions. Section 9.11 of the Loan Agreement is hereby amended by adding the following new Section 9.11(e) at the end thereof:

               "(e) Borrowers and Guarantors may repurchase or redeem any shares of any class of Capital Stock; provided, that,

                    (i) as of the date of such repurchase or redemption and
                after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

                    (ii) as of the date of such repurchase or redemption and
                after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall have been not less than $3,000,000 for each of the immediately preceding ten (10) consecutive days and the aggregate amount of the Excess Availability of Borrowers shall be not less than $3,000,000,

                    (iii) in no event shall the proceeds of the Loans or the
                loans under any Intercompany Credit Facility be used to make any payment in respect of such repurchase or redemption, unless as of the date thereof the P&O Unrestricted Cash shall be less than $10,000,000,

                    (iv) such repurchase or redemption shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower or Obligor or its or their property are bound,

                    (v) such repurchase or redemption shall be paid out of
                legally available funds therefor,"

      12. Financial Covenants. Section 9.17 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "9.17 Interest Coverage Ratio. At any time that the aggregate amount of the Excess Availability of Borrowers is less than $3,000,000, the Interest Coverage Ratio for Borrowers (on a combined basis) as of the end of any fiscal quarter shall have been not less than 1.5 to 1."

      13. Events of Default. For purposes of Section 10.1 of the Loan Agreement, all references to the term "Obligor" contained therein shall include, in addition and not in limitation, P&O.

      14. Change in Business. P&O does not have, and shall not acquire, any assets or property and does not have, and shall not have or engage in, any operations or the conduct of any business, except for the assets held in the P&O Account and Indebtedness owing to it pursuant to the Intercompany Credit Facilities provided by P&O to Global and the Indebtedness of P&O arising under the Senior Notes.

      15. Transfer of Oilfield Asset Sale Proceeds to P&O. Subject to the terms and conditions contained herein, Lender hereby consents to the transfer of the Oilfield Asset Sale Proceeds by Worldwide to P&O so long as a. such funds are transferred to the P&O Account, b. such funds are transferred other than as a payment under the Intercompany Credit Facilities and c. P&O shall not transfer, assign or otherwise dispose of any of its right, title or interest in or to the P&O Account.

      16. Additional Representations, Warranties and Covenants. Each Borrower and Guarantor, and each of P&O and Global, represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrowers:

          a. The security interests in and liens of Lender in and upon all of the assets of Borrowers and Guarantors (other than the Oilfield Assets) are and shall continue to be in full force and effect, including, but not limited to, all amounts at any time payable to Parent or any of its subsidiaries pursuant to and in connection with the sale of the Oilfield Assets and the Oilfield Sale Agreements, and all rights, benefits and remedies of Parent and its Subsidiaries thereunder.

          b. The Oilfield Asset Sale Proceeds, net of all costs, expenses, fees and commissions in connection therewith shall be deposited only in the P&O Account.

          c. Lender has received a true, correct and complete copy of the Oilfield Sale Agreements as executed by the parties thereto, together with all schedules and exhibits thereto.

          d. Worldwide GP, L.L.C., a Delaware limited liability company (the sole member of which is Global), is and shall be the sole general partner of Worldwide LP and Worldwide LP, L.L.C., a Delaware limited liability company (the sole member of which is Global), is and shall be the sole limited partner of Worldwide LP and the sole member of each of Worldwide, GP L.L.C. and Worldwide LP, L.L.C. is and shall be Global. Such membership interests of Global shall be held by Global free and clear of any security interests, pledges, liens, charges or other encumbrances of any nature whatsoever.

          e. No Event of Default exists or has occurred as of the date of this Amendment No. 1.

          f. This Amendment No. 1 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

          g. No action of, or filing with, or consent or any governmental or public body or authority, and no approval or consent of any other party, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance of this Amendment No. 1.

          h. None of the transactions contemplated by this Amendment No. 1 violate or will violate any applicable law or regulation, or do or will give rise to a default or breach under any agreement to which any Borrower or Guarantor is a party or by which any property of any Borrower or Guarantor is bound.

      17. Conditions Precedent. Except for the provisions of Section 2 relating to the Conversion, which are operative as of the date first written above, the effectiveness of the amendments and consents contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Lender and its counsel:

          a. Lender shall have received this Amendment No. 1 duly authorized, executed and delivered by the parties hereto;

          b. on or before the date hereof, Lender shall have received a copy of the Oilfield Sale Agreements (including all schedules and exhibits), which shall be satisfactory in form and substance to Lender, duly authorized, executed and delivered by the parties thereto (provided, that, Lender hereby confirms that all of the Oilfield Sale Agreements delivered to Lender or its counsel prior to the September 3, 2002 are in form and substance satisfactory to Lender);

          c. no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, and

          d. the Oilfield Sale Closing Date shall have occurred and shall have occurred on or before September 30, 2002, or such later date as Lender may agree to in writing.

      18. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

      19. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 1.

      20. Governing Law. The validity, interpretation and enforcement of this Amendment No. 1 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Texas.

      21. Binding Effect This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      22. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

      23. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

                                            CONGRESS FINANCIAL CORPORATION
                                            (SOUTHWEST)


                                            By:    /s/ Mark Galovic
                                               ---------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            ICO WORLDWIDE LP, successor to
                                            ICO WORLDWIDE, INC.
                                            By: Worldwide GP, L.L.C.,
                                                  its General Partner


                                            By:    /s/ Jon C. Biro
                                               ---------------------------------
                                            Title: Manager
                                                  ------------------------------


                                            WEDCO, INC.


                                            By:    /s/ Jon C. Biro
                                               ---------------------------------
                                            Title: Treasurer & CFO
                                                  ------------------------------


                                            BAYSHORE INDUSTRIAL, INC.


                                            By:    /s/ Jon C. Biro
                                               ---------------------------------
                                            Title: Treasurer & CFO
                                                  ------------------------------


                                            WEDCO TECHNOLOGY, INC.


                                            By:    /s/ Jon C. Biro
                                               ---------------------------------
                                            Title: Treasurer & CFO
                                                  ------------------------------


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                            WEDCO PETROCHEMICAL, INC.


                                            By:    /s/ Jon C. Biro
                                               ---------------------------------
                                            Title: Treasurer & CFO
                                                  ------------------------------


                                            ICO POLYMERS, INC.


                                            By:    /s/ Jon C. Biro
                                               ---------------------------------
                                            Title: Treasurer & CFO
                                                  ------------------------------


                                            ICO, INC.


                                            By:    /s/ Jon C. Biro
                                                --------------------------------
                                            Title: CFO & Treasurer
                                                  ------------------------------


                                            ICO TECHNOLOGY, INC.


                                            By:    /s/ Jon C. Biro
                                               ---------------------------------
                                            Title: President, CFO & Treasurer
                                                  ------------------------------

AGREED:

ICO & P&O, INC.

By:    /s/ Jon C. Biro
   --------------------------------
Title: Controller, Secretary,
       Treasurer
      -----------------------------

ICO GLOBAL SERVICES, INC.


By:    /s/ Kenneth Miller
   --------------------------------
Title: President
     ------------------------------